UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         March 14, 2005

GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
(Commission File Number)	(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida	33444
(Address of Principal Executive Offices)	(Zip Code)

(561) 447-7370

(Registrant’s Telephone Number, Including Area Code)

5956 N.W. 63rd Way, Parkland, Florida

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Monday, March 14, 2005, Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) executed a Stock/Commodity Exchange Agreement (the “Agreement”) with Consolidated Resources Group, Inc. (“Consolidated”), a Florida corporation that maintains its principal office at 5858 West Atlantic Avenue, Delray Beach, Florida. Pursuant to the Agreement, Geotec acquired three million (3,000,000) tons of mined coal (the “Coal”) from Consolidated. The Coal is located on land described as 14221 East Arrow Road, Cuba, Illinois 61427. As consideration for its acquisition of the Coal, Geotec issued to Consolidated twenty-one million (21,000,000) shares of Geotec restricted common stock with a $.001 par value (the “Shares”). The sale of the Shares occurred in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933 and Section 517.061(11)(a) of the Florida Statutes. A copy of the Agreement is attached as an exhibit hereto.

Coal Asset Located at:

Three million tons of coal located on the land described as 14221 East Arrow Road, Cuba, Illinois 61427. The coal property was previously appraised in December 2003 by Moss, Johnson & Associates, Ltd. for a predecessor in interest to Consolidated.

ITEM. 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See disclosure contained in Item 1.01 above.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As previously described, the Company issued twenty-one million (21,000,000) Shares of its restricted common stock to Consolidated in exchange for the Coal. Consolidated and its authorized principal are sophisticated investors who had access to financial and related information of the Company and agreed to acquire the Shares of the Company for investment purposes. Accordingly, The sale of the Shares occurred in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933 and Section 517.061(11)(a) of the Florida Statutes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Stock/Commodity Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:   /s/ W. Richard Lueck

W. Richard Lueck
President, Chief Executive Officer

DATED: March 18, 2005